Exhibit 31.2

Pursuant to the requirements of Rule 13a-14 of the Securities Exchange Act of 1934, as amended, provides the following certifications.

 I, Donald L. Sytsma, certify that:

      1.  I have reviewed this annual report on Form 10-K/A of Lucas Energy, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to  make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

 Date: July 29, 2009

  /s/ Donald L. Sytsma

   Donald L. Sytsma

   Chief Financial Officer